SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               UNITY BANCORP, INC.
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             (Exact name of registrant as specified in its charter)


             Delaware                                    22-3282551
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(State of incorporation or organization               (I.R.S. employer
                                                      identification no.)


 64 Old Highway 22, Clinton, New Jersey                    08809
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(Address of principal executive offices)                 (zip code)

If this form relates to the               If this form relates to the
registration of a class of                registration of a class of
debt securities and is                    debt securities and is to
effective upon filing                     become effective simulta-
pursuant to General                       neously with the effectiveness
Instruction A(c)(1) please                of a concurrent registration
check the following box. [ ]              statement under the Securities
                                          Act of 1933 pursuant to
                                          General Instruction A(c)(2)
                                          please check the following
                                          box. [ ]


Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                       Name of each exchange on which
to be so registered:                      each class is to be registered:

Common Stock, No Par Value                American Stock Exchange
--------------------------                -----------------------

Securities to be registered pursuant to Section 12(g) of the Act:

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                                (Title of class)


                             Exhibit Index at Page 4

Item 1.  Description of Registrant's Securities to be Registered.

     The securities to be registered are the common stock, no par value per share (the "Common Stock") of Unity Bancorp, Inc., a Delaware corporation (the "Company"). The Company incorporates by reference the description of the Common Stock set forth under the caption "DESCRIPTION OF THE COMPANY'S SECURITIES---Common Stock" in the prospectus included in the Registration Statement on Form SB-2 (Registration No. 333-12565) filed by the Company with the Securities and Exchange Commission on September 24, 1996.

Item 2. Exhibits.

Exhibit No.                       Name of Document
-----------                       ----------------

    1                             Form of Stock Certificate


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

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant is duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                       UNITY BANCORP, INC.



Date: November 6, 1996                 By: /s/ James Hyman
                                           -----------------------------
                                           Name:  James Hyman
                                           Title: President


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

                          Index to Exhibits to Form 8-A


     Exhibit                Description of                  Sequential Page
     Number                    Document                          Number
     ------                 --------------                  ---------------

       1              Form of Stock Certificate                    5


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